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                                                                   EXHIBIT 10.1

                          ASPECT MEDICAL SYSTEMS, INC.
                               141 Needham Street
                                Newton, MA 02464

                                                                    May 16, 2001

Fleet National Bank
100 Federal Street
Boston, MA  02110

Gentlemen:

     This letter agreement will set forth certain understandings between Aspect Medical Systems, Inc., a Delaware corporation (the "Borrower") and Fleet National Bank (the "Bank") with respect to Revolving Loans (hereinafter defined) to be made by the Bank to the Borrower and Letters of Credit (hereinafter defined) to be issued by the Bank on behalf of the Borrower. In consideration of the mutual promises contained herein and in the other documents referred to below, and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank agree as follows:

     I. AMOUNTS AND TERMS

     1.1. REFERENCES TO DOCUMENTS. Reference is made to (i) that certain $5,000,000 face principal amount promissory note (the "Revolving Note") of even date herewith made by the Borrower and payable to the order of the Bank and (ii) that certain Pledge Agreement (the "Pledge Agreement") of even date herewith from the Borrower to the Bank. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in ss.7.1 hereof.

     1.2. THE BORROWING; REVOLVING NOTE. Subject to the terms and conditions hereinafter set forth, the Bank will make loans ("Revolving Loans") to the Borrower, in such amounts as the Borrower may request, on any Business Day prior to the first to occur of (i) the Expiration Date or (ii) the termination of the within-described revolving financing arrangements pursuant to ss.5.2(b) or ss.6.4(b); provided, however, that the aggregate principal amount of Revolving Loans outstanding shall at no time exceed the Available Commitment. Within such limit, and subject to the terms and conditions hereof, the Borrower may obtain Revolving Loans, repay Revolving Loans and obtain Revolving Loans again on one or more occasions. The Revolving Loans shall be evidenced by the Revolving Note. The Borrower hereby irrevocably authorizes the Bank to make or cause to be made, on a schedule attached to the Revolving Note or on the books of the Bank, at or following the time of making each Revolving Loan and of receiving any payment of principal, an appropriate notation reflecting such transaction and the then aggregate unpaid principal balance of the Revolving Loans. The amount so noted shall constitute presumptive evidence as to the amount owed by the Borrower with respect to principal of the Revolving Loans. Failure of the Bank to make any such notation shall not, however, affect any obligation of the Borrower or any right of the Bank hereunder or under the Revolving Note.


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     1.3. REPAYMENT; PREPAYMENT; RENEWAL. (a) The Borrower shall repay in full all Revolving Loans and all interest thereon upon the first to occur of: (i) the Expiration Date or (ii) an acceleration under ss.5.2(a) and termination of the within-described revolving financing arrangements pursuant to ss.5.2(b) following an Event of Default.

     (b) The Borrower may be required to prepay Revolving Loans from time to time in accordance with the terms of the Pledge Agreement. In addition, if at any time the Available Commitment is in an amount which is less than the principal amount of all Revolving Loans then outstanding, the Borrower will forthwith prepay so much of the Revolving Loans as may be required so that the principal amount of all Revolving Loans then outstanding will not exceed the Available Commitment.

     (c) The Borrower may prepay, at any time, without penalty or premium, the whole or any portion of any Floating Rate Loan; provided that on the date of such prepayment the Borrower pays all interest on such Floating Rate Loan (or portion thereof) so prepaid accrued to the date of such prepayment.

     (d) Subject to ss.1.9, the Borrower may prepay the whole or any portion of any LIBOR Loan; provided that (i) the Borrower gives the Bank not less than three (3) Business Days' prior written notice of its intent so to prepay, (ii) the Borrower pays all interest on each LIBOR Loan (or portion thereof) so prepaid accrued to the date of such prepayment, (iii) any voluntary prepayment with respect to a LIBOR Loan (if less than the entire principal amount of such LIBOR Loan) shall be in a principal amount which is an integral multiple of $100,000 (provided that, in any event, no LIBOR Loan will remain outstanding in a principal amount of less than $250,000), and (iv) if the Borrower for any reason makes any prepayment of a LIBOR Loan prior to the last day of the Interest Period applicable thereto, the Borrower shall forthwith pay all amounts owing to the Bank pursuant to the provisions of ss.1.9 with respect to such LIBOR Loan.

     (e) The Bank may, upon the written request of the Borrower, at the Bank's sole discretion, renew the financing arrangements described in this letter agreement by extending the Expiration Date in a writing signed by the Bank and accepted by the Borrower. Neither the inclusion in this letter agreement or elsewhere of covenants relating to periods of time after the Expiration Date, nor any other provision hereof, nor any action (except a written extension pursuant to the immediately preceding sentence), non-action or course of dealing on the part of the Bank will be deemed an extension of, or agreement on the part of the Bank to extend, the Expiration Date.

     1.4. ELECTION OF INTEREST RATE FOR REVOLVING LOANS. (a) Except as otherwise provided below in this ss.1.4, interest on the Revolving Loans will be payable at a fluctuating rate per annum (the "Floating Rate") which shall at all times be equal to the Alternate Base Rate, with a change in such rate of interest to become effective on each day when any change in the Federal Funds Effective Rate is effective or any change in the Prime Rate is effective, as the case may be. Interest on any Floating Rate Loan shall be payable at the Floating Rate.

     (b) Subject to the conditions set forth herein, the Borrower may elect (in accordance with subsection (c) below) that any Revolving Loan to be made under ss.1.2 will be made at a fixed


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rate per annum as a LIBOR Loan. The rate of interest per annum payable on any
LIBOR Loan will be equal to the sum of (x) the LIBOR Rate applicable thereto, plus (y) the LIBOR Rate Increment, with a change in such rate of interest to become effective on each day when any change in the Reserve Percentage is effective.

     (c) The election by the Borrower of a LIBOR Loan shall be made by the Borrower giving to the Bank a written notice received by the Bank within the time period and containing the information described in the next following sentence (a "LIBOR Borrowing Notice"). The LIBOR Borrowing Notice must be received by the Bank no later than 1:00 p.m. (Boston time) on that day which is three (3) Business Days prior to the date of the proposed borrowing, must state that a LIBOR Loan is being requested and state the amount of the LIBOR Loan requested (which shall be $250,000 or an integral multiple of $100,000 in excess of $250,000) and must specify the proposed commencement date of the relevant Interest Period and the duration of the proposed Interest Period. In no event will more than five (5) Interest Periods be in effect at any one time. Any LIBOR Borrowing Notice shall, upon receipt by the Bank, become irrevocable and binding on the Borrower, and the Borrower shall, upon demand and receipt of a Bank Certificate with respect thereto, forthwith indemnify the Bank against any loss or expense incurred by the Bank as a result of any failure by the Borrower to obtain or maintain any requested LIBOR Loan, including, without limitation, any loss or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by the Bank to fund or maintain such LIBOR Loan. The Borrower shall have no right to convert any LIBOR Loan to a Floating Rate Loan prior to the end of the Interest Period applicable to such LIBOR Loan.

     (d) Each LIBOR Loan shall be due and payable in full (if not required to be repaid earlier pursuant to the terms of this letter agreement) on the last day of the Interest Period applicable thereto. The principal amount of each LIBOR Loan so repaid may be reborrowed as a new LIBOR Loan to the extent and on the terms and conditions contained in this letter agreement by delivery to the Bank of a new LIBOR Borrowing Notice conforming to the requirements set forth above in this ss.1.4 (and any LIBOR Loan not repaid and not so reborrowed as a new LIBOR Loan will be deemed to have been reborrowed as a Floating Rate Loan). Notwithstanding any other provision of this letter agreement, the Bank need not make any LIBOR Loan at any time when there exists any Event of Default.

     (e) Notwithstanding the foregoing, after the occurrence and during the continuance of any Event of Default, interest on the Revolving Loans will, at the option of the Bank, accrue and be payable at a fluctuating rate per annum which at all times shall be equal to the sum of (i) four (4%) percent per annum plus (ii) the Prime Rate (but in no event in excess of the maximum rate permitted by then applicable law).

     1.5. INTEREST PAYMENTS. The Borrower will pay interest on the principal amount of the Revolving Loans outstanding from time to time, from the date hereof until payment of the Revolving Loans and the Revolving Note in full and the termination of this letter agreement. Interest on Floating Rate Loans will be payable monthly in arrears on the first day of each month. Interest on each LIBOR Loan will be payable in arrears on each applicable Interest Payment Date. In any event, interest shall also be payable on the date of payment of the Revolving Loans in full.


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     1.6 LETTERS OF CREDIT. (a) Subject to the execution and delivery by the
Borrower of a letter of credit application and any other related documents on the Bank's customary forms in effect from time to time (collectively, the "Letter of Credit Documents") and in reliance upon the representations and warranties of the Borrower contained herein, the Bank agrees from time to time until the first to occur of (i) the Expiration Date or (ii) the termination of the within-described revolving financing arrangements pursuant to ss.5.2(b) or ss.6.4(b), to issue, extend and renew for the account of the Borrower one or more standby letters of credit (each individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrower and agreed to by the Bank. In the event and to the extent that any provision of any Letter of Credit Document shall be inconsistent with or covered by any provision of this letter agreement, then the provisions of this letter agreement shall govern.

     (b) (i) The obligation of the Bank to issue, extend or renew any Letter of Credit hereunder shall be subject to the conditions for Revolving Loans set forth in Section 3 and to the following additional conditions:

                    (A) Such Letter of Credit shall expire by its terms no later than 90 days after the Expiration Date or as may be otherwise agreed to in writing by the Bank;

                    (B) After giving effect to such issuance, extension or
               renewal, (1) the aggregate outstanding principal amount of the Revolving Loans shall not exceed the Available Commitment and (2) the LC Exposure Amount shall not exceed $1,500,000;

                    (C) The form and terms of each Letter of Credit and the
               related Letter of Credit Documents shall be acceptable to the Bank; and

                    (D) Each Letter of Credit shall be issued to support
               obligations of the Borrower incurred in the ordinary course of its business.

               (ii) Whenever the Borrower desires to have a Letter of Credit issued, extended or renewed, the Borrower will furnish to the Bank a written application therefor which shall (A) be received by the Bank not less than three Business Days prior to the proposed date of issuance, extension or renewal and (B) specify (1) such proposed issuance date (which must be a Business Day), (2) the expiration date of such Letter of Credit, (3) the name and address of the beneficiary of the Letter of Credit, (4) the amount of such Letter of Credit, and
          (5) the purpose and proposed form of such Letter of Credit. Each Letter of Credit shall be subject to the International Standby Practices (1998) and, to the extent not inconsistent therewith, the laws of The Commonwealth of Massachusetts.

     (c) In order to induce the Bank to issue, extend and renew each Letter of Credit, the Borrower hereby agrees to reimburse or pay to the Bank on the Business Day immediately following each date that any draft presented under such Letter of Credit is honored by the Bank or the Bank otherwise makes a payment with respect thereto, as indicated in the notice thereof from the Bank to the Borrower (A) the amount paid by the Bank under or with respect to such Letter of Credit, and (B) the amount of any taxes, fees, charges or other reasonable costs and


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expenses whatsoever incurred by the Bank in connection with any payment made by the Bank under or with respect to such Letter of Credit. Interest shall accrue on any and all amounts remaining unpaid by the Borrower under this ss.1.6 from the date of any draw under a Letter of Credit until the Business Day immediately following such draw at the rate specified in ss.1.4(a) for principal on the Revolving Loans and, thereafter, until payment in full (whether before or after judgment) at the default rate set forth in ss.1.4(e), and shall be payable to the Bank on demand.

     (d) Except as otherwise provided herein, the Borrower may elect to satisfy any LC Draw Obligation arising under paragraph (c) of this ss.1.6 by borrowing a Floating Rate Loan in the amount thereof and applying the proceeds thereto, provided that (i) all conditions to such Revolving Loan set forth in Section 3 shall have been satisfied in full and (ii) after giving effect to such Revolving Loan and the application of proceeds thereof, the Revolving Loans will not exceed the Available Commitment.

     (e) The Borrower assumes all risks in connection with the Letters of Credit. The Borrower's obligations under this ss.1.6 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Bank or any beneficiary of a Letter of Credit. The Borrower also agrees that the Bank shall not be responsible for, and the Borrower's LC Draw Obligations shall not be affected by, among other things, (i) the validity, genuineness or enforceability of documents or of any endorsements thereon if reasonably believed by the Bank to be valid, genuine and enforceable, even if such documents should in fact prove to be in any or all respects invalid, insufficient (provided all such documents conform on their face), fraudulent or forged, or (ii) any dispute between or among the Borrower, any of its Subsidiaries, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower or any of its Subsidiaries against the beneficiary of any Letter of Credit or any such transferee. The Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit unless caused by the gross negligence, willful misconduct or bad faith of the Bank. The Borrower agrees that any action taken or omitted to be taken by the Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not subject the Bank to any liability.

     (f) The Bank shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telecopy, telex or teletype message, statement, order or other document reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person and upon advice and statements of legal counsel, independent accountants and other experts selected by the Bank.

     (g) In order to induce the Bank to issue, extend and renew each Letter of Credit, the Borrower hereby agrees to pay to the Bank with respect to each such issuance, extension and renewal a fee (in each case, a "Letter of Credit Fee") on the stated amount of such Letter of


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Credit at a rate per annum equal to one and one-half percent (1.50%) each year payable quarterly in arrears on the last day of each calendar quarter. In addition, the Borrower shall pay to the Bank any and all standard charges customarily made by the Bank in connection with such issuance, extension or renewal.

     1.7  RESERVED.

     1.8  LIBOR RATE DETERMINATION PROTECTION. In the event that:

          (i) the Bank shall determine, in its reasonable business judgment, that, by reason of circumstances affecting the London interbank market or otherwise, adequate and reasonable methods do not exist for ascertaining the LIBOR Rate which would otherwise be applicable during any Interest Period, or

          (ii) the Bank shall determine, in its reasonable business judgment, that:

               (A) the making or continuation of any LIBOR Loan has been made impracticable or unlawful by (1) the occurrence of any contingency that materially and adversely affects the London interbank market or (2) compliance by the Bank with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority; or

               (B) the LIBOR Rate will not, in the reasonable determination of the Bank, adequately and fairly reflect the cost to the Bank of funding the LIBOR Loans for such Interest Period,

then the Bank shall forthwith give written notice of such determination (which notice shall provide an explanation of such determination and which determination shall be deemed presumptively correct). In such event the obligations of the Bank to make LIBOR Loans shall be suspended until the Bank determines that the circumstances giving rise to such suspension no longer exist, whereupon the Bank shall notify the Borrower.

     1.9 PREPAYMENT OF LIBOR LOANS. The following provisions of this ss.1.9 shall be effective only with respect to LIBOR Loans: If, due to acceleration of the Revolving Note or due to voluntary prepayment or mandatory repayment or prepayment or due to any other reason, the Bank receives payment of any principal of a LIBOR Loan on any date prior to the last day of the relevant Interest Period or if for any reason any LIBOR Loan is converted to a Floating Rate Loan prior to the expiration of the relevant Interest Period, the Borrower shall, upon demand and receipt of a Bank Certificate from the Bank with respect thereto, pay forthwith to the Bank a yield maintenance fee in an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the last day of the Interest Period applicable to the affected LIBOR Loan shall be subtracted from the LIBOR Rate in effect with respect to the relevant LIBOR Loan at


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the date of such prepayment or conversion. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance of the LIBOR loan being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the relevant Interest Period. Said amount shall be reduced to present value calculated by using the number of days remaining in the relevant Interest Period and by using the above-referenced bond equivalent of the United States Treasury securities rate as the discount rate. The resulting amount shall be the yield maintenance fee due to the Bank upon prepayment or conversion of the applicable LIBOR Loan. Any acceleration of a LIBOR Loan due to an Event of Default will give rise to a yield maintenance fee calculated with the respect to such LIBOR Loan on the date of such acceleration in the same manner as though the Borrower had exercised a right of prepayment at that date, such yield maintenance fee being due and payable at that date.

     1.10. INCREASED COSTS; CAPITAL ADEQUACY.

           (i) If the adoption, effectiveness or phase-in, after the date hereof, of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any directive of any such authority, central bank or comparable agency:

               (A) shall subject the Bank to any Imposition with respect to any LIBOR Loan, the Revolving Note or the Bank's agreement to make LIBOR Loans, or shall change the basis of taxation of payments to the Bank of the principal of or interest on any LIBOR Loan or any other amounts due under this letter agreement in respect of LIBOR Loans or the Bank's agreement to make LIBOR Loans (except for changes in the rate of tax on the over-all net income of the
               Bank); or

               (B) shall impose, modify or deem applicable any reserve, special deposit, deposit insurance or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding, with respect to any LIBOR Loan, any such requirement already included in the applicable Reserve Rate) against assets of, deposits with or for the account of, or credit extended by, the Bank or shall impose on the Bank or on the London interbank market any other condition affecting any LIBOR Loans, the Revolving Note or the Bank's agreement to make LIBOR Loans and the result of any of the foregoing is to increase the cost to the Bank of making or maintaining any LIBOR Loan or to reduce the amount of any sum received or receivable by the Bank under this letter agreement or under the Revolving Note with respect to any LIBOR Loan by an amount reasonably deemed by the Bank to be material, then, upon demand by the Bank and receipt of a Bank Certificate from the Bank with respect thereto, the Borrower shall pay to the Bank such


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          additional amount or amounts as the Bank certifies to be necessary to compensate the Bank for such increased cost or reduction in amount received or receivable.

          (ii) If the Bank shall have determined, in its reasonable business judgment, that the adoption, effectiveness or phase-in after the date hereof of any applicable law, rule or regulation regarding capital requirements for banks or bank holding companies, or any change therein after the date hereof, or any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any directive of such entity regarding capital adequacy has or would have the effect of reducing the return on the Bank's capital with respect to its agreement hereunder to make Revolving Loans or with respect to any Revolving Loan (whether or not then subject to any LIBOR Rate) to a level below that which the Bank could have achieved (taking into consideration the Bank's policies and practices with respect to capital adequacy immediately before such adoption, effectiveness, phase-in, change or compliance and assuming that the Bank's capital was then fully utilized) by any amount reasonably deemed by the Bank to be material: (A) the Bank shall promptly after its determination of such occurrence deliver a Bank Certificate with respect thereto to the Borrower; and (B) the Borrower shall pay to the Bank as an additional fee from time to time on demand such amount as the Bank certifies to be the amount that will compensate it for such reduction; provided; however, the Bank shall not be entitled to any such fee under this ss.1.10(ii) attributable to any period prior to 90 days before the Bank delivers any such Bank Certificate to the Borrower.

          (iii) A Bank Certificate of the Bank claiming compensation under this ss.1.10 shall be deemed presumptively correct. Such certificate shall set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to the Bank hereunder and the method by which such amounts are determined. In determining any such amount, the Bank may use any reasonable averaging and attribution methods.

          (iv) No failure on the part of the Bank to demand compensation on any one occasion shall constitute a waiver of its right to demand such compensation on any other occasion and no failure on the part of the Bank to deliver any Bank Certificate in a timely manner shall in any way reduce any obligation of the Borrower to the Bank under this ss.1.10 but such obligation shall not be due and payable until after such Bank Certificate shall have been received.

          (v) Notwithstanding anything in this letter agreement or elsewhere to the contrary, (A) in no event shall the operation of this ss.1.10 be less favorable to the Borrower than the application of any similar provision applicable to any other borrower of the Bank which other borrower is roughly comparable to the Borrower and (B) this ss.1.10 shall apply, if at all, only to Revolving Loans


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           outstanding and Revolving Loans to be made in the future; it shall not apply to any Revolving Loans made and repaid or prepaid.

     1.11. ILLEGALITY OR IMPOSSIBILITY. Notwithstanding any other provision of this letter agreement, if the introduction of or any change in or in the interpretation or administration of any law or regulation applicable to the Bank or the Bank's activities in the London interbank market shall make it unlawful, or any central bank or other governmental authority having jurisdiction over the Bank or the Bank's activities in the London interbank market shall assert that it is unlawful, or otherwise make it impossible, for the Bank to perform its obligations hereunder to make LIBOR Loans or to continue to fund or maintain LIBOR Loans, then on notice thereof and demand therefore by the Bank to the Borrower, (i) the obligation of the Bank to fund LIBOR Loans shall terminate and
(ii) all affected LIBOR Loans shall be deemed to have been converted into Floating Rate Loans (with the Borrower to be responsible for any amount payable under ss.1.9 as a consequence of such conversion) at the last day on which such LIBOR Loans may legally remain outstanding. Except as expressly provided in the immediately preceding sentence, no LIBOR Loan may be converted into a Floating Rate Loan prior to the end of the Interest Period applicable to such LIBOR Loan.

     1.12. ADVANCES AND PAYMENTS. (a) The proceeds of all Revolving Loans shall be credited by the Bank to a general deposit account maintained by the Borrower with the Bank. The proceeds of each Revolving Loan will be used by the Borrower solely for (i) repayment of existing Indebtedness listed on item 1.12 of the attached Disclosure Schedule, (ii) working capital and general corporate purposes and (iii) funding LC Draw Obligations.

     (b) The Bank may charge any general deposit account of the Borrower at the Bank with the amount of all payments of interest, principal and other sums due, from time to time, under this letter agreement and/or the Revolving Note; and will promptly thereafter notify the Borrower of the amount so charged. The failure of the Bank so to charge any account or to give any such notice shall not affect the obligation of the Borrower to pay interest, principal or other sums as provided herein or in the Revolving Note.

     (c) Whenever any payment to be made to the Bank hereunder, under the Revolving Note or as to any Letter of Credit shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and interest payable on each such date shall include the amount thereof which shall accrue during the period of such extension of time. All payments by the Borrower hereunder, in respect of the Revolving Note or in respect of any Letter of Credit shall be made without reduction for any Impositions or taxes and without deduction, set-off or counterclaim, notwithstanding any claim which the Borrower may now or at any time hereafter have against the Bank. All payments of interest, principal and any other sum payable hereunder, under the Revolving Note and/or as to any Letter of Credit shall be made to the Bank, in lawful money of the United States in immediately available funds, at its office at 100 Federal Street, Boston, MA 02110 or to such other address as the Bank may from time to time direct. All payments received by the Bank after 2:00 p.m. on any day shall be deemed received as of the next succeeding Business Day. All monies received by the Bank shall be applied first to fees, charges, costs and expenses then due and payable to the Bank under this letter agreement, the Revolving Note and/or any of the other Loan Documents, next to interest


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then accrued on account of any Revolving Loans and only thereafter to principal of the Floating Rate Loans, then to the principal of LIBOR Loans and then to LC Draw Obligations.

     (d) If the entire amount of any required payment of principal and/or interest on the Revolving Loans or any LC Draw Obligation is not paid within ten
(10) days after the same is due, the Borrower shall pay to the Bank a late fee equal to five percent (5%) of the required payment; provided, that this ss.1.12(d) shall not apply to any amount whose maturity shall have been accelerated or to the principal balance of the Revolving Loans outstanding as of the Expiration Date.

     1.13. SECURITY AND GUARANTIES. The Obligations, whether arising under this letter agreement, the Revolving Note, any Letter of Credit Documents, the other Loan Documents or otherwise, shall be secured at all times by a first priority perfected security interest in the Pledged Collateral subject to no Liens other than Permitted Liens. The Borrower agrees to take such actions as the Bank may reasonably request from time to time in order to cause the Bank to be secured at all times as described in this ss.1.13.

     1.14. CONDITIONS TO ADVANCE. Prior to the making of the initial Revolving Loan, the Borrower shall deliver to the Bank duly executed copies of this letter agreement, the Pledge Agreement, the Revolving Note and the documents and other items listed on the Closing Agenda delivered herewith by the Bank to the Borrower, all of which, as well as all legal matters incident to the transactions contemplated hereby, shall be satisfactory in form and substance to the Bank and its counsel.

     Without limiting the foregoing, each request by the Borrower for any Revolving Loan or any Letter of Credit and each acceptance by the Borrower of the proceeds of any Revolving Loan or of the issuance of such Letter of Credit, will be deemed a representation and warranty by the Borrower that at the date of such Revolving Loan or issuance of such Letter of Credit and after giving effect thereto all of the conditions set forth in the following clauses (a)-(d) of this ss.1.14 will be satisfied.

     (a) All statements, representations and warranties of the Borrower made in this letter agreement and/or in the Pledge Agreement shall continue to be correct in all material respects as of the date of such request or such Revolving Loan or Letter of Credit, as the case may be, except those made as of a specific date or end of a period which were correct as of such date or as of the end of such period.

     (b) All covenants and agreements of the Borrower contained herein and/or in any of the other Loan Documents shall have been complied with in all material respects on and as of the date of such request or such Revolving Loan or Letter of Credit as the case maybe, including, without limitation, Section 5(a)(i) of the Pledge Agreement.

     (c) No Default or Event of Default shall have occurred and be continuing.

     (d) No material adverse change shall have occurred in the financial condition of the Borrower from that disclosed in the financial statements then most recently furnished to the Bank.

     II. REPRESENTATIONS AND WARRANTIES

     2.1. REPRESENTATIONS AND WARRANTIES. In order to induce the Bank to enter into this letter agreement and to make Revolving Loans and to issue Letters of Credit hereunder, the Borrower warrants and represents to the Bank as follows:

     (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Borrower has full corporate power to own its property and conduct its business as now conducted and as proposed to be conducted, to grant the security interests contemplated by the Pledge Agreement and to enter into and perform this letter agreement and the other Loan Documents. The Borrower is duly qualified to do business in Massachusetts and each other jurisdiction where the failure so to qualify could reasonably be expected (singly or in the aggregate with all other such failures) to have a material adverse effect on the financial condition or business of the Borrower, all such jurisdictions where the Borrower is so qualified as of the date hereof being listed on item 2.1(a) of the attached Disclosure Schedule. At the date hereof, the Borrower has no Subsidiaries, except as shown on said item 2.1(a). The Borrower is not a member of any partnership or joint venture.

     (b) The execution and delivery by the Borrower of this letter agreement, the Pledge Agreement and each of the other Loan Documents and performance by the Borrower of its obligations thereunder have been duly authorized by all necessary corporate and other action and do not and will not:

          (i) violate any material provision of, or require as a prerequisite to effectiveness any filing (other than filing of Uniform Commercial Code Financing Statements), registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower;

          (ii) violate any provision of the charter or by-laws of the Borrower, or result in a breach of or constitute a default or require any waiver or consent under any material indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which the Borrower or any of its properties may be bound or affected or require any other consent of any Person; or

          (iii) result in, or require, the creation or imposition of any lien, security interest or other encumbrance (other than in favor of the Bank), upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

     (c) This letter agreement and each of the other Loan Documents has been duly executed and delivered by the Borrower and each is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms.

     (d) Except as described on item 2.1(d) of the attached Disclosure Schedule, there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower, threatened by or against the Borrower before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could reasonably be expected to hinder or prevent the consummation of the transactions contemplated hereby or call into question the validity of this letter agreement or any of the other Loan Documents or any action taken or to be taken in connection with the transactions contemplated hereby or thereby or which in any single case or in the aggregate may reasonably be expected to result in any material adverse change in the business or financial condition of the Borrower.

     (e) The Borrower is not in violation of any term of its charter or by-laws as now in effect. The Borrower is not in material violation of any term of any mortgage, indenture or judgment, decree or order, or any other material instrument, contract or agreement to which it is a party or by which any of its property is bound.

     (f) The Borrower has filed all federal, foreign, state and local tax returns, reports and estimates, which in the Borrower's reasonable business judgment, are required to be filed by the Borrower. All such filed returns, reports and estimates are proper and accurate and the Borrower has paid all taxes, assessments, impositions, fees and other governmental charges required to be paid in respect of the periods covered by such returns, reports or estimates except those which are being contested in good faith. No material deficiencies for any tax, assessment or governmental charge have been asserted or assessed, and the Borrower knows of no material tax liability or basis therefor.

     (g) The Borrower is in compliance in all material respects with all requirements of law, federal, foreign, state and local, and all requirements of all governmental bodies or agencies having jurisdiction over it, the conduct of its business, the use of its properties and assets, and all premises occupied by it, failure to comply with any of which could reasonably be expected to (singly or in the aggregate with all other such failures) have a material adverse effect upon the business or financial condition of the Borrower. Without limiting the foregoing, the Borrower has all the material franchises, licenses, leases, permits, certificates and authorizations needed for the conduct of its business and the use of its properties and all premises occupied by it, as now conducted, owned and used.

     (h) The audited annual financial statements of the Borrower as at December 31, 2000 and the interim financial statements of the Borrower as at March 31, 2001, each heretofore delivered to the Bank, are complete and accurate and fairly present the financial condition of the Borrower as at the dates thereof and for the periods covered thereby, except that such interim statements do not have footnotes and thus do not present the information which would normally be contained in footnotes to financial statements and are subject to year-end adjustments The Borrower does not have any liability, contingent or otherwise, not disclosed in the aforesaid financial statements or in any notes thereto that could reasonably be expected to materially affect the financial condition of the Borrower. Since December 31, 2000, there has been no material adverse development in the business or financial condition of the Borrower.

     (i) The principal place of business and chief executive offices of the Borrower are located at 141 Needham Street, Newton, MA 02464. The books and records of the Borrower are located at said address.

     (j) To its knowledge, the Borrower owns or has a valid right to use all of the patents, licenses, copyrights, trademarks, trade names, know-how, trade secrets and other intellectual property necessary to conduct its business. The conduct of the Borrower's business as now operated does not, to the Borrower's knowledge, conflict in any material respect with valid patents, copyrights, trademarks, trade names, know-how, trade secrets or other intellectual property of others in any manner that could reasonably be expected to materially adversely affect the business or financial condition of the Borrower.

     III. AFFIRMATIVE COVENANTS AND REPORTING REQUIREMENTS

     Without limitation of any other covenants and agreements contained herein or elsewhere, the Borrower agrees that so long as the financing arrangements contemplated hereby are in effect or all or any portion of any Revolving Loan, any Letter of Credit or any of the other Obligations shall be outstanding:

     3.1. LEGAL EXISTENCE; QUALIFICATION; COMPLIANCE. The Borrower will maintain its corporate existence and good standing in the jurisdiction of its organization. The Borrower will qualify to do business and will remain qualified and in good standing in Massachusetts and in each other jurisdiction where the failure so to qualify could reasonably be expected to (singly or in the aggregate with all other such failures) have a material adverse effect on the financial condition or business of the Borrower. The Borrower will comply in all material respects with its charter documents and by-laws. The Borrower will comply in all material respects with all applicable laws, rules and regulations (including, without limitation, ERISA and those relating to environmental protection) other than (i) laws, rules or regulations the validity or applicability of which the Borrower shall be contesting in good faith by proceedings which serve as a matter of law to stay the enforcement thereof and
(ii) those laws, rules and regulations the failure to comply with any of which could not reasonably be expected to (singly or in the aggregate) have a material adverse effect on the financial condition or business of the Borrower.

     3.2. INSURANCE. The Borrower will maintain insurance with respect to its property and business against such liabilities, casualties and contingencies and of such types and in such amounts as may from time to time be customary for companies conducting a business similar to that of the Borrower in similar locales.

     3.3. PAYMENT OF TAXES AND CHARGES. The Borrower will pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or property, including, without limitation, taxes, assessments, charges or levies relating to real and personal property, franchises, income, unemployment, old age benefits, withholding, or sales or use, and all lawful claims (whether for any of the foregoing or otherwise) which, if unpaid, might reasonably be expected to give rise to a lien upon any property of the Borrower, except any of the foregoing which is being contested in good faith and by appropriate proceedings and for which the Borrower has established and is maintaining adequate reserves. The Borrower will maintain in full force and effect, and comply with the terms and conditions of, all permits, permissions and licenses necessary for its business.

     3.4. ACCOUNTS. The Borrower will maintain its principal operating accounts with the Bank.

     3.5. CONDUCT OF BUSINESS. The Borrower will conduct, in the ordinary course, the business in which it is presently engaged. The Borrower will not, without the prior written consent of the Bank, directly or indirectly enter into any other lines of business, businesses or ventures which are not reasonably related to the business in which the Borrower is presently engaged.

     3.6. REPORTING REQUIREMENTS. The Borrower will furnish to the Bank:

          (i) Within 90 days after the end of each fiscal year of the Borrower, a copy of the annual audit report for such fiscal year for the Borrower, including therein consolidated balance sheets of the Borrower and Subsidiaries as at the end of such fiscal year and related consolidated statements of income, stockholders' equity and cash flow for the fiscal year then ended. The annual consolidated financial statements shall be certified by independent public accountants selected by the Borrower and reasonably acceptable to the Bank, such certification to be in such form as is generally recognized as "unqualified". The Borrower will also deliver to the Bank, within 60 days after the commencement of each fiscal year, a budget (including balance sheet and income and cash flow statement projections) for the Borrower for such fiscal year, prepared by the Borrower's management and approved by the Borrower's Board of Directors, such budget to be in such detail as is reasonably satisfactory to the Bank.

          (ii) Within 45 days after the end of each fiscal quarter of the Borrower, consolidated balance sheets of the Borrower and Subsidiaries and related consolidated statements of income and cash flow, unaudited but prepared in accordance with generally accepted accounting principles consistently applied fairly presenting the financial condition of the Borrower and Subsidiaries as at the dates thereof and for the periods covered thereby (except that such quarterly statements need not contain notes to the financial statements) and certified as complete by the chief financial officer of the Borrower, such balance sheets to be as at the end of such fiscal quarter and such statements of income and cash flow to be for such fiscal quarter and for the fiscal year to date, in each case together with a comparison to the results for the corresponding fiscal period of the immediately prior fiscal year.

          (iii) At the time of delivery of each annual or quarterly report or financial statement of the Borrower, a certificate executed by the chief financial officer of the Borrower stating that he or she has reviewed this letter agreement and the other Loan Documents and has no knowledge of any Event of Default or, if he or she has such knowledge, specifying each such Event of Default and the nature thereof. Each such certificate given as at the end of any fiscal quarter of the Borrower will set forth the calculations necessary to evidence compliance with ss.ss.3.7 and 3.8.

          (iv) As soon as possible and in any event within five Business Days after the Borrower has actual knowledge of the occurrence of any Event of Default, the statement of the Borrower setting forth details of each such Event of Default and the action which the Borrower proposes to take with respect thereto.

          (v) Promptly after the commencement thereof, notice of all material actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, to which the Borrower is a party.

          (vi) Promptly upon filing any registration statement or listing application (or any supplement or amendment to any registration statement or listing application) with the Securities and Exchange Commission ("SEC") or any successor agency or with any stock exchange or with the National Association of Securities Dealers quotations system, a copy of same.

          (vii) A copy of each periodic or current report of the Borrower filed with the SEC or any successor agency, of each press release or other communication disseminated to the public generally, and of each annual report, proxy statement and other communication sent by the Borrower to shareholders or other securityholders generally, such copy to be provided to the Bank promptly upon such filing with the SEC, such public dissemination or such communication with shareholders or securityholders, as the case may be.

          (viii) Within 5 days after receipt by the Borrower, a copy of the monthly statement of the Account (as defined in the Pledge Agreement).

          (ix) Promptly upon request, such other information respecting the financial condition and operation of the Borrower as the Bank may from time to time reasonably request.

     3.7. MINIMUM READY ASSET BALANCE. The Borrower will maintain at all times an aggregate amount of Ready Assets with a net equity value (determined in accordance with ss.5(a)(iii) of the Pledge Agreement) in excess of $30,000,000.

     3.8. MINIMUM TANGIBLE NET WORTH. The Borrower will maintain, at all times, a Tangible Net Worth in excess of $41,000,000.

     3.9. BOOKS AND RECORDS. The Borrower will maintain complete and accurate books, records and accounts which will at all times accurately and fairly reflect all of its transactions in accordance with generally accepted accounting principles consistently applied. The Borrower will, at any reasonable time and from time to time upon reasonable notice and during normal business hours (and without any necessity for notice following the occurrence of an Event of Default), permit the Bank, and any agents or representatives thereof, to examine and make copies of and take abstracts from the records and books of account of, and visit the properties of the Borrower, and to discuss its affairs, finances and accounts with its officers, directors and/or independent accountants, all of whom are hereby authorized and directed to cooperate with the Bank in carrying out the intent of this ss.3.9. Each financial statement of the Borrower hereafter delivered pursuant to this letter agreement will be complete and accurate and will fairly present the financial condition of the Borrower as at the date thereof and for the periods covered thereby; provided, as to interim statements, that footnotes and the information normally contained therein are not included and that such statements are subject to year-end adjustments.

     IV. NEGATIVE COVENANTS

     Without limitation of any other covenants and agreements contained herein or elsewhere, the Borrower agrees that so long as the financing arrangements contemplated hereby are in effect or all or any portion of any Revolving Loan, any Letter of Credit or any of the other Obligations shall be outstanding:

     4.1. LIENS. The Borrower will not create, incur, assume or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, or other charge or encumbrance (including the lien or retained security title of a conditional vendor) of any nature (collectively, "Liens"), upon or with respect to any of the Pledged Collateral, now owned or hereafter acquired, except that the foregoing restrictions shall not apply to Permitted Liens.

     4.2. DIVIDENDS. The Borrower will not make any distributions to its shareholders, pay any dividends (other than dividends payable solely in capital stock of the Borrower) or redeem, purchase or otherwise acquire, directly or indirectly any of its capital stock unless (i) the Borrower has previously delivered to the Bank the audited financial statements required under ss.3.6(i) and the certificate required under ss.3.6(iii), above, and (ii) no Default then exists or would arise after giving effect to such dividend, distribution, redemption or purchase.

     4.3. CHANGE OF ADDRESS, ETC. The Borrower will not change its corporate name or legal structure, nor will the Borrower change its chief executive office from the premises described in ss.2.1(j) without, in each instance, giving the Bank prompt written notice of same and providing all such financing statements, certificates and other documentation as the Bank may request in order to maintain the perfection and priority of the security interests granted or intended to be granted pursuant to the Pledge Agreement. The Borrower will not change its fiscal year or materially change its methods of financial reporting (except as required by generally accepted accounting principles) unless, in each instance, prior written notice of such change is given to the Bank and prior to such change the Borrower enters into amendments to this letter agreement in form and substance reasonably satisfactory to the Bank in order to preserve unimpaired the rights of the Bank and the obligations of the Borrower hereunder.

     4.4. NO MARGIN STOCK. No proceeds of any Revolving Loan shall be used directly or indirectly to purchase or carry any margin security.

     V. DEFAULT AND REMEDIES

     5.1. EVENTS OF DEFAULT. The occurrence of any one of the following events shall constitute an Event of Default hereunder:

     (a) The Borrower shall (i) fail to make any payment of interest on the Revolving Note within three (3) days of the date when due or (ii) fail to make any payment of principal of the Revolving Note or any LC Draw Obligation on or before the date when due; or

     (b) Any representation or warranty of the Borrower contained herein shall at any time prove to have been incorrect in any material respect when made or any representation or warranty made by the Borrower in connection with any Revolving Loan or Letter of Credit shall at any time prove to have been incorrect in any material respect when made; or

     (c) The Borrower shall default in the performance or observance of any agreement or obligation under ss.ss.3.1, 3.7, 3.8 and 4.1; or

     (d) The Borrower shall default in the performance of any other term, covenant or agreement contained in this letter agreement and such default shall continue unremedied for 30 days after written notice thereof shall have been given to the Borrower; or

     (e) Any default on the part of the Borrower shall exist, and shall remain unwaived or uncured beyond the expiration of any applicable notice and/or grace period, under any other contract, agreement (including, without limitation, the Pledge Agreement) or undertaking now existing or hereafter entered into with or for the benefit of the Bank in connection with this letter agreement;

     (f) Any other Indebtedness of the Borrower or obligations of the Borrower representing the deferred purchase price of the property, each in excess of $500,000 in aggregate principal amount or with respect to any instrument evidencing, guaranteeing, securing or otherwise relating to any such Indebtedness or obligation, as the case may be, shall have been declared to be due and payable prior to its stated maturity or shall not have been paid at the stated maturity thereof; or

     (g) The Borrower shall be dissolved, or the Borrower shall become insolvent or bankrupt or shall cease paying its debts as they mature or shall make an assignment for the benefit of creditors, or a trustee, receiver or liquidator shall be appointed for the Borrower or for a substantial part of the property of the Borrower, or bankruptcy, reorganization, arrangement, insolvency or similar proceedings shall be instituted by or against the Borrower under the laws of any jurisdiction (except for an involuntary proceeding filed against the Borrower which is dismissed within 90 days following the institution thereof); or

     (h) Any execution or similar process shall be issued or levied against any Pledged Collateral; or

     (i) Any final uninsured judgment in excess of $500,000 shall be entered against the Borrower by any court of competent jurisdiction and shall remain unpaid, unbonded or unstayed for a period of 60 days; or

     (j) The Borrower shall fail to meet its minimum funding requirements under ERISA with respect to any employee benefit plan (or other class of benefit which the PBGC has elected to insure) or any such plan shall be the subject of termination proceedings (whether voluntary or involuntary) and there shall result from such termination proceedings a liability of the Borrower to the PBGC which, in each case, could reasonable be expected to have a material adverse effect upon the financial condition of the Borrower; or

     (k) The Pledge Agreement or any other Loan Document shall for any reason (other than due to payment in full of all amounts secured or evidenced thereby or due to discharge in writing by the Bank) not remain in full force and effect; or

     (l) The Liens of the Bank in and on any of the Pledged Collateral covered by the Pledge Agreement shall for any reason (other than release by the Bank or the gross negligence of the Bank) not be fully perfected; or

     (m) If, at any time, a Change of Control shall occur.

     5.2. RIGHTS AND REMEDIES ON DEFAULT. Upon the occurrence of any Event of Default, in addition to any other rights and remedies available to the Bank hereunder or otherwise, the Bank may exercise any one or more of the following rights and remedies (all of which shall be cumulative):

     (a) Declare the entire unpaid principal amount of the Revolving Note then outstanding, all interest accrued and unpaid thereon, any LC Draw Obligations and all other amounts payable under this letter agreement, and all other Indebtedness of the Borrower to the Bank, to be forthwith due and payable, whereupon the same shall become forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.

     (b) Terminate the arrangements for Revolving Loans and Letters of Credit provided for by this letter agreement.

     (c) Exercise all rights and remedies hereunder, under the Pledge Agreement, under the Revolving Note and under each and any other agreement with the Bank; and exercise all other rights and remedies which the Bank may have under applicable law.

     5.3. SET-OFF. Borrower hereby grants to Bank, a continuing lien, security interest and right of setoff as security for all liabilities and obligations to Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of FleetBoston Financial Corporation and its successors and assigns or in transit to any of them. At any time, without demand or notice (any such notice being expressly waived by Borrower), after the occurrence of an Event of Default and during the continuance thereof, the Bank may setoff the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Revolving

Loans. ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES ANY OF THE OBLIGATIONS PRIOR TO THE EXERCISE BY THE BANK OF ITS RIGHT OF SET-OFF UNDER THIS SECTION ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

     5.4. LETTERS OF CREDIT. Without limitation of any other right or remedy of the Bank, (i) if an Event of Default shall have occurred and the Bank shall have accelerated the Revolving Loans or (ii) if this letter agreement and/or the revolving financing arrangements described herein shall have expired or shall have been earlier terminated by either the Bank or the Borrower for any reason, the Borrower will forthwith deposit with the Bank in cash a sum equal to 105% of the total of all then undrawn amounts of all outstanding letters of credit issued by the Bank for the account of the Borrower, such sum (which shall be inclusive of any amounts contained in the Pledged Collateral) to be pledged to secure the Borrower's reimbursement obligations.

     VI. MISCELLANEOUS

     6.1. COSTS AND EXPENSES. The Borrower agrees to pay, on demand, all reasonable costs and expenses (including, without limitation, reasonable legal fees not to exceed $10,000) of the Bank in connection with the preparation, execution and delivery of this letter agreement, the Pledge Agreement, the Revolving Note, any Letter of Credit Documents and all other instruments and documents to be delivered in connection with any Revolving Loan and any amendments or modifications of any of the foregoing, as well as the reasonable costs and expenses (including, without limitation, the reasonable fees and expenses of legal counsel) incurred by the Bank in connection with preserving, enforcing or exercising, upon default, any rights or remedies under this letter agreement, the Pledge Agreement, the Revolving Note, any Letter of Credit Documents and all other instruments and documents delivered or to be delivered hereunder or in connection herewith, all whether or not legal action is instituted. In addition, the Borrower shall be obligated to pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this letter agreement, the Pledge Agreement, the Revolving Note, any Letter of Credit Documents and all other instruments and documents to be delivered in connection with any Obligation. Any fees, expenses or other charges which the Bank is entitled to receive from the Borrower under this Section shall bear interest from the date of any demand therefor until the date when paid at a rate per annum equal to the sum of (i) four (4%) percent per annum plus (ii) the Prime Rate (but in no event in excess of the maximum rate permitted by then applicable law).

     6.2. OTHER AGREEMENTS. The provisions of this letter agreement are not in derogation or limitation of any obligations, liabilities or duties of the Borrower under any of the other Loan Documents or any other agreement with or for the benefit of the Bank. No inconsistency in default provisions between this letter agreement and any of the other Loan Documents or any such other agreement will be deemed to create any additional grace period or otherwise derogate from the express terms of each such default provision herein and therein. No covenant, agreement or obligation of the Borrower contained herein, nor any right or remedy of the Bank contained herein, shall in any respect be limited by or be deemed in limitation of any inconsistent or additional provisions contained in any of the other Loan Documents or any such other agreement. In the event and to the extent that any provision of such other Loan Document or any such other agreement shall be inconsistent with any provision of this letter agreement, then the provisions of this letter agreement shall govern.

     6.3. ADDRESSES FOR NOTICES, ETC. All notices, requests, demands and other communications provided for hereunder shall be in writing and shall be mailed or delivered to the applicable party at the address indicated below:

          If to the Borrower:

          Aspect Medical Systems, Inc.
          141 Needham Street
          Newton, MA 02464
          Attention: Robert Solomon, Controller

          If to the Bank:

          Fleet National Bank
          Mail Code: MA DE 10007E
          100 Federal Street
          Boston, MA 02110
          Attention: Li-Mei Wong, Vice President

or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed delivered on the earlier of (i) the date received or (ii) the date of delivery, refusal or non-delivery indicated on the return receipt if deposited in the United States mails, sent postage prepaid, certified or registered mail, return receipt requested, addressed as aforesaid. If any such notice, request, demand or other communication is hand-delivered, same shall be effective upon receipted delivery.

     6.4. BINDING EFFECT; ASSIGNMENT; TERMINATION. (a) This letter agreement shall be binding upon the Borrower and the Bank and their successors and assigns and shall inure to the benefit of the Borrower and the Bank and their respective permitted successors and assigns. The Borrower may not assign this letter agreement or any rights hereunder without the express written consent of the Bank. The Bank may, in accordance with applicable law, from time to time assign or grant participations in this letter agreement, the Revolving Loans, the Revolving Note and/or any Letter of Credit (but not to a competitor of the Borrower). Without limitation of the foregoing generality,

          (i) The Bank may at any time pledge all or any portion of its rights under the Loan Documents (including any portion of the Revolving Note) to any of the 12 Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the Bank from its obligations under any of the Loan Documents.

          (ii) The Bank shall have the unrestricted right at any time or from time to time, and without the consent of or notice to the Borrower, to assign all or any portion of its rights and obligations hereunder to one or more banks or other financial institutions (each, an "Assignee"), and the Borrower agrees that at no cost to itself it shall execute, or cause to be executed, such documents, including, without limitation, amendments to any documents, instruments and agreements executed in connection herewith, as the Bank shall reasonably deem necessary to effect the foregoing. In addition, at the request of the Bank and any such Assignee, the Borrower at no cost to itself shall issue one or more new promissory notes, as applicable, to any such Assignee and, if the Bank has retained any of its rights and obligations hereunder following such assignment, to the Bank, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the promissory note held by the Bank prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and the Bank after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by the Bank in connection with such assignment, and the payment by the Assignee of the purchase price agreed to by the Bank and such Assignee, such Assignee shall be a party to this letter agreement and shall have all of the rights and obligations of the Bank hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by the Bank pursuant to the assignment documentation between the Bank and such Assignee, and the Bank shall be released from its obligations hereunder and thereunder to a corresponding extent.

          (iii) The Bank shall have the unrestricted right at any time and from time to time, and without the consent of or notice to the Borrower, to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in the Bank's obligation to lend hereunder and/or any or all of the Loans held by the Bank hereunder. In the event of any such grant by the Bank of a participating interest to a Participant, whether or not upon notice to the Borrower, the Bank shall remain responsible for the performance of its obligations hereunder and the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations hereunder. The Bank may furnish any information concerning the Borrower in its possession from time to time to prospective Assignees and Participants; provided that the Bank shall require any such prospective Assignee or Participant to agree in writing to maintain the confidentiality of such information to the same extent as the Bank would be required to maintain such confidentiality.

     (b) The Borrower may terminate this letter agreement and the financing arrangements made herein by giving written notice of such termination to the Bank; provided that no such termination will release or waive any of the Bank's rights or remedies or any of the Borrower's obligations under this letter agreement or any of the other Loan Documents unless and until the Borrower has paid in full the Revolving Loans, all Letters of Credit have expired or been returned to the Bank and the Borrower has paid in full all interest and all fees and charges payable in connection herewith.

     (c) This letter agreement may be executed by the parties hereto in several counterparts hereof and by the different parties hereto on separate counterparts hereof, all of which counterparts shall together constitute one and the same agreement.

     (d) This letter agreement is intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this letter agreement. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superseded by this letter agreement, and no party is relying on any promise, agreement or understanding not set forth in this letter agreement. This letter agreement may not be amended or modified except by a written instrument describing such amendment or modification executed by the Borrower and the Bank.

     6.5. CONSENT TO JURISDICTION. The Borrower irrevocably submits to the non-exclusive jurisdiction of any Massachusetts court or any federal court sitting within The Commonwealth of Massachusetts over any suit, action or proceeding arising out of or relating to this letter agreement and/or the Revolving Note and/or any Letter of Credit. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. The Borrower agrees that final judgment in any such suit, action or proceeding brought in such a court shall be enforced in any court of proper jurisdiction by a suit upon such judgment, provided that service of process in such action, suit or proceeding shall have been effected upon the Borrower as permitted by law.

     6.6. SEVERABILITY. In the event that any provision of this letter agreement or the application thereof to any Person, property or circumstances shall be held to any extent to be invalid or unenforceable, the remainder of this letter agreement, and the application of such provision to Persons, properties or circumstances other than those as to which it has been held invalid and unenforceable, shall not be affected thereby, and each provision of this letter agreement shall be valid and enforced to the fullest extent permitted by law.

     6.7. GOVERNING LAW. This letter agreement and the Revolving Note shall be governed by, and construed and enforced in accordance with, the laws of The Commonwealth of Massachusetts.

     6.8. REPLACEMENT NOTE. Upon receipt of an affidavit of an officer of the Bank as to the loss, theft, destruction or mutilation of the Revolving Note or of any other Loan Document which is not of public record and, in the case of any such mutilation, upon surrender and cancellation of the Revolving Note or other Loan Document, the Borrower will issue, in lieu thereof, a replacement Revolving Note or other Loan Document in the same principal amount (as to the Revolving
Note) and in any event of like tenor.

     6.9. USURY. All agreements between the Borrower and the Bank are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the Revolving Note or otherwise, shall the amount paid or agreed to be paid to the

Bank for the use or the forbearance of the Indebtedness represented by the Revolving Note exceed the maximum permissible under applicable law. In this regard, it is expressly agreed that it is the intent of the Borrower and the Bank, in the execution, delivery and acceptance of the Revolving Note, to contract in strict compliance with the laws of The Commonwealth of Massachusetts. If, under any circumstances whatsoever, performance or fulfillment of any provision of the Revolving Note or any of the other Loan Documents at the time such provision is to be performed or fulfilled shall involve exceeding the limit of validity prescribed by applicable law, then the obligation so to be performed or fulfilled shall be reduced automatically to the limits of such validity, and if under any circumstances whatsoever the Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced by the Revolving Note and not to the payment of interest. The provisions of this ss.6.9 shall control every other provision of this letter agreement and of the Revolving Note.

     6.10. WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY MUTUALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LETTER AGREEMENT, THE REVOLVING NOTE OR ANY OTHER LOAN DOCUMENTS OR OUT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ENTER INTO THIS LETTER AGREEMENT AND TO MAKE REVOLVING LOANS AS CONTEMPLATED HEREIN.

     6.11 CLOSING FEE. The Borrower is paying to the Bank, at the date of execution and delivery of this letter agreement, a non-refundable closing fee in the amount of $12,500. The fees described in this Section are in addition to any balances and fees required by the Bank or any of its affiliates in connection with any other services now or hereafter made available to the Borrower.

     VII. DEFINED TERMS

     7.1. DEFINITIONS. In addition to terms defined elsewhere in this letter agreement, as used in this letter agreement, the following terms have the following respective meanings:

     "Affiliate" - Any Person which, directly or indirectly, controls or is controlled by or is under common control with the Borrower; any officer or director of the Borrower; any Person owning of record or beneficially, directly or indirectly, 5% or more of any class of capital stock of the Borrower or 5% or more of any class of capital stock or other equity interest having voting power (under ordinary circumstances) of any of the other Persons described above; and any member of the immediate family of any of the foregoing.

     "Alternate Base Rate" - The greater of (A) (i) the sum of one-half of one percent (0.50%) per annum, plus (ii) the Federal Funds Effective Rate or (B) the Prime Rate as in effect from time to time.

     "Available Commitment" - At any time, an amount equal to (i) the Commitment at such time, minus (ii) the LC Exposure Amount.

     "Bank Certificate" - A certificate signed by an officer of the Bank setting forth any additional amount required to be paid by the Borrower to the Bank pursuant to ss.1.4, ss.1.7 or ss.1.8 of this letter agreement, which certificate shall be submitted by the Bank to the Borrower in connection with each demand made at any time by the Bank upon the Borrower with respect to any such additional amount, and each such certificate shall, save for manifest error, constitute presumptive evidence of the additional amount required to be paid by the Borrower to the Bank upon each demand. A claim by the Bank for all or any part of any additional amount required to be paid by the Borrower may be made before and/or after the end of the period to which such claim relates or during which such claim has arisen and before and/or after any payment hereunder to which such claim relates. Each Bank Certificate shall set forth in reasonable detail the basis for and the calculation of the claim to which it relates.

     "Business Day" - Any day which is not a Saturday, nor a Sunday nor another day on which banks in Boston, Massachusetts are authorized or directed to close; provided however that if the applicable provision relates to a LIBOR Loan, then the term "Business Day" shall not include any day on which dealings are not carried on in the London interbank market or on which banks are not open for business in London.

     "Cash Equivalents" - All cash equivalents as determined in accordance with generally accepted accounting principles.

     "CERCLA" - The Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499, 100 Stat. 1613.

     "Change of Control" - For any reason (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of
1934) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total outstanding capital stock (on a fully-diluted basis) of the Borrower entitled to vote in the election of directors; or (b) during any period of up to 24 consecutive months, commencing after the date of this letter agreement, individuals who at the beginning of such 24 month period were directors of the Borrower (together with any new director whose election by its Board of Directors or whose nomination for election by its shareholders was approved by a vote of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Borrower then in office.

     "Commitment" - $5,000,000.

     "Control" - Possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of any Person, whether through ownership of voting equity, by contract or otherwise.

     "Default" - Any event or circumstance which, with the passage of time or the giving of notice or both, could become an Event of Default.

     "ERISA" - The Employee Retirement Income Security Act of 1974, as amended.

     "Event of Default" - As defined in ss.5.1.

     "Expiration Date" - May 14, 2002, unless extended by the Bank which extension may be given or withheld by the Bank in its sole discretion.

     "Federal Funds Effective Rate" -- For any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank.

     "Floating Rate" - As defined in ss.1.4.

     "Floating Rate Loan" - All or any portion of any Revolving Loan which bears interest at a rate calculated with reference to the Alternate Base Rate.

     "Impositions" - All present and future taxes, levies, duties, impositions, deductions, charges and withholdings applicable to the Bank with respect to any LIBOR Loan, excluding, however, any taxes imposed directly on the Bank's income and any franchise taxes imposed on it by the jurisdiction under the laws of which the Bank is organized or any political subdivision thereof or where the Bank does business.

     "Indebtedness" - All obligations of a Person, whether current or long-term, senior or subordinated, for money borrowed.

     "Interest Payment Date(s)" - As to each LIBOR Loan, the last day of the Interest Period applicable to such LIBOR Loan; provided that if such Interest Period is longer than three months, then there shall be multiple Interest Payment Dates for such LIBOR Loan, the first Interest Payment Date to occur three months from the beginning of the Interest Period and subsequent Interest Payment Dates to occur at three months intervals thereafter, with the final Interest Payment Date in each Interest Period being the last day of the Interest Period.

     "Interest Period" - As to each LIBOR Loan, the period commencing with the date of the making of such LIBOR Loan and ending one month, two months, three months or six months thereafter (as the Borrower may select pursuant to ss.1.4); provided that (A) any such Interest

Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day occurs in a new calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (B) any such Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall end on the last Business Day of such calendar month, and (C) no Interest Period may be selected as to any Revolving Loan which would end after the Expiration Date.

     "LC Draw Obligation" - The Borrower's obligation to reimburse the Bank on account of any drawing under any Letter of Credit as provided in ss.1.6(c).

     "LC Exposure Amount" - At any time, the sum of (i) the aggregate undrawn stated amount of all Letters of Credit outstanding at such time, plus (ii) the aggregate amount of all drawings under Letters of Credit for which the Bank shall not have received reimbursement by the Borrower as provided in ss.1.6(c).

     "LIBOR Rate" - With respect to each Interest Period for a LIBOR Loan, the rate per annum as determined on the basis of the offered rates for deposits in U.S. Dollars, for a period of time comparable to such LIBOR Loan which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two Business Days preceding the first day of such LIBOR Loan; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBO Rate shall be the rate (rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point), determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such LIBOR Loan which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) Business Days preceding the first day of such LIBOR Loan as selected by Bank. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such LIBOR Loan offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two Business Days preceding the first day of such LIBOR Loan. In the event that Bank is unable to obtain any such quotation as provided above, it will be deemed that the LIBOR Rate pursuant to a LIBOR Loan cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to the LIBOR Rate deposits of Bank, then for any period during which such Reserve Percentage shall apply, the LIBOR Rate shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage. "Reserve Percentage" shall mean the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against "Euro-currency Liabilities" as defined in Regulation D.

     "LIBOR Loan" - All or any portion of a Revolving Loan which bears interest at a rate based on the LIBOR Rate.

     "LIBOR Rate Increment" - Two and one-quarter percent (2.25%) per annum.

     "Liens" - As defined in ss.4.1.

     "Loan Documents" - Each of this letter agreement, the Revolving Note, the Pledge Agreement and each other instrument, document or agreement evidencing, securing, guaranteeing or relating in any way to any of the Revolving Loans, all whether now existing or hereafter arising or entered into.

     "London" - The City of London in England.

     "Marketable Securities" - All investment property which, but for the fact that such investment property has a maturity greater than 91 days would be "Cash Equivalents" (as defined herein) and all other investment property constituting an "Eligible Investment" under the Borrower's investment policy set forth on the attached Exhibit A.

     "Net Income" (or "Net Loss") - The book net income (or book net loss, as the case may be) of a Person for any period, after all taxes actually paid or accrued and all expenses and other charges determined in accordance with generally accepted accounting principles consistently applied.

     "Obligations" - All Indebtedness, covenants, agreements, liabilities and obligations, now existing or hereafter arising, made by the Borrower with or for the benefit of the Bank or owed by the Borrower to the Bank in connection with the Loan Documents.

     "PBGC" - The Pension Benefit Guaranty Corporation or any successor thereto.

     "Permitted Liens" - Liens for taxes, assessments or governmental charges or levies on the Pledged Collateral if the same are being contested in good faith and by appropriate proceedings which serve as a matter of law to stay the enforcement thereof and as to which adequate reserves are maintained; Liens imposed by law arising in the ordinary course of business for sums not yet due or which are being contested in good faith and by appropriate proceedings which serve as a matter of law to stay the enforcement thereof and as to which adequate reserves are maintained; Liens under workmen's compensation laws, unemployment insurance, social security, retirement benefits or similar legislation; and Liens in favor of the Bank.

     "Person" - An individual, corporation, partnership, limited partnership, limited liability company, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

     "Pledged Collateral" - All property now or hereafter owned by the Borrower or in which the Borrower now or hereafter has any interest which is described as "Collateral" in the Pledge Agreement.

     "Prime Rate" - That variable rate of interest per annum designated by the Bank, from time to time, as being its prime rate, it being understood that such rate is merely a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.

     "Ready Assets" - Cash, Cash Equivalents and Marketable Securities.

     "Subsidiary" - Any corporation or other entity of which a Person and/or any of its Subsidiaries, directly or indirectly, owns, or has the right to control or direct the voting of, fifty (50%) percent or more of the outstanding capital stock or other ownership interest having general voting power (under ordinary circumstances).

     "Tangible Net Worth" - An amount equal to the total consolidated assets of any Person (excluding (i) the total intangible assets of such Person and (ii) any minority interests in Subsidiaries) minus the total consolidated liabilities of such Person. Total intangible assets shall be deemed to include, but shall not be limited to, the excess of cost over book value of acquired businesses accounted for by the purchase method, formulae, trademarks, trade names, patents, patent rights and deferred expenses (including, but not limited to, unamortized debt discount and expense, organizational expense, capitalized software costs and experimental and development expenses).

     "Total Liabilities" - The aggregate amount of consolidated liabilities of a Person determined in accordance with generally accepted accounting principles consistently applied.

     Any defined term used in the plural preceded by the definite article shall be taken to encompass all members of the relevant class. Any defined term used in the singular preceded by "any" shall be taken to indicate any number of the members of the relevant class.


            **THE BALANCE OF THIS PAGE IS LEFT BLANK INTENTIONALLY**

     This letter agreement is executed, as an instrument under seal, as of the day and year first above written.

                                             Very truly yours,

                                             ASPECT MEDICAL SYSTEMS, INC.


                                             By /s/ J. Neal Armstrong
                                                --------------------------------
                                                J. Neal Armstrong
                                                Vice President,
                                                Chief Financial Officer and
                                                  Treasurer

Accepted and agreed:

FLEET NATIONAL BANK


By /s/ Li-Mei Wong
   ----------------------------------
   Li-Mei Wong, Vice President

                               DISCLOSURE SCHEDULE


Item 1.12      Use of Proceeds

               Obligations owed to Imperial Bank.]

Item 2.1(a)    Jurisdictions in which the Borrower is qualified; Subsidiaries

               Jurisdiction in which the Borrower is qualified: Massachusetts and Delaware

                      Subsidiaries of the Borrower                    Jurisdiction of Incorporation
               -----------------------------------------              -----------------------------
               Aspect Medical Systems International B.V.                     The Netherlands
               Aspect Medical Systems UK Limited                             United Kingdom

Item 2.1(d)    Litigation

               None

                                PLEDGE AGREEMENT

     This PLEDGE AGREEMENT is made as of May 16, 2001, between ASPECT MEDICAL SYSTEMS, INC. (the "PLEDGOR"), and FLEET NATIONAL BANK (the "BANK").

     WHEREAS, the Pledgor has entered into a letter agreement dated as of the date hereof (as amended and in effect from time to time, the "LOAN AGREEMENT") with the Bank, pursuant to which the Bank, made a loan to the Pledgor;

     WHEREAS, it is a condition precedent to the Bank making loans available under that the Pledgor execute and deliver to the Bank a pledge agreement in substantially the form hereof; and

     WHEREAS, the Pledgor wishes to grant pledges, assignments and security interests in favor of the Bank as herein provided;

     NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SS.1. DEFINITIONS. Capitalized terms used herein without definition shall have the respective meanings provided therefor in the Loan Agreement. Terms used herein and not defined in the Loan Agreement or otherwise defined herein that are defined in the Uniform Commercial Code of The Commonwealth of Massachusetts have such defined meanings herein. In addition, the term "Collateral" shall mean the property at any time assigned or pledged to the Bank hereunder (whether described herein or not) and all income therefrom, increases therein and proceeds thereof.

     SS.2. PLEDGE OF COLLATERAL. The Pledgor hereby pledges, grants a security interest in, and delivers to the Bank the following collateral: Securities Account No. DE0916 (the "ACCOUNT") maintained by Pledgor with State Street Bank and Trust Company and all Investment Property in connection with the Account, together with instructions to or approvals by brokers or other securities intermediaries or other book-entry custodians or other instructions or confirmations as may have been reasonably requested by the Bank as necessary for the Bank's security interest in such collateral to attach, become perfected, achieve priority over competing claimants and otherwise be preserved.

     SS.3. SECURITY FOR OBLIGATIONS. This Pledge Agreement and the security interest in and pledge of the Collateral hereunder are made with and granted to the Bank as security for the payment and performance in full of all the Obligations.

     SS.4. INTEREST, DIVIDENDS, ETC. Subject to the provisions of ss.5 hereof, any sums or other property paid or distributed upon or with respect to the Collateral, whether by dividend, interest or redemption or upon the liquidation or dissolution of the issuer thereof or otherwise, shall be retained in the Account and reinvested in accordance with Entitlement Orders given by the Pledgor or the Bank, as the case may be.

     SS.5. COVENANTS AND REPRESENTATIONS. (a) (i) The Pledgor covenants and agrees to maintain the net equity value of the Account (after taking into account any outstanding margin indebtedness applicable thereto) so that the net equity value of the Account at all times equals or exceeds 102% of the Commitment (the "COLLATERAL MAINTENANCE REQUIREMENT").

     (ii) In the event that at any time the Pledgor is not in compliance with the Collateral Maintenance Requirement, upon two (2) business days' written notice from the Bank, the Pledgor shall, at the option of the Pledgor, either
(i) immediately make a payment to the Bank in immediately available funds for application to the Obligations, or (ii) immediately deposit into the Account additional cash, Cash Equivalents and/or Marketable Securities, in any case in an amount sufficient to eliminate any shortfall in the Collateral Maintenance Requirement.

     (iii) To determine the net equity value of the Account (A) cash shall be valued at 100% of the face amount thereof and (B) Investment Property shall be valued at the applicable percentage set forth on Schedule A attached hereto of the then current market value thereof (as reasonably determined by the Bank).

           (b) Notwithstanding anything herein to the contrary, the Pledgor may give Entitlement Orders with respect to the Collateral. The Pledgor further covenants that the Bank may also give Entitlement Orders regarding the Collateral; PROVIDED, HOWEVER, that the Bank agrees that it will exercise such right only after the occurrence of an Event of Default and during the continuance thereof.

           (c) So long as no Event of Default then exists, the Borrower may request a Permitted Distribution (as defined below) from the Account. Except for Permitted Distributions and as otherwise provided herein, no distributions of any kind whatsoever, whether cash and/or securities, are to be made from the Account without the prior written consent of the Bank. The term "PERMITTED DISTRIBUTION" shall mean a distribution of cash, Cash Equivalents, Marketable Securities and/or other Investment Property from the Account to the Pledgor, upon the written request of Pledgor, which request shall (i) demonstrate compliance (after giving effect to the requested distribution) with the Collateral Maintenance Requirement and (ii) be signed by the Pledgor and the Bank.

           (d) The Pledgor hereby represents and warrants that the Pledgor has good and marketable title to the Collateral described in ss.1, subject to no pledges, liens, security interests, charges, options, restrictions or other encumbrances or other adverse claims except Permitted Liens.

           (e) The Pledgor covenants that, so long as the financing arrangements contemplated by the Loan Agreement are in effect or all or any portion of any Revolving Loan, any Letter of Credit or any of the other Obligations shall be outstanding, the Pledgor will defend the Bank's rights and security interest in the Collateral against the claims and demands of all persons whomsoever. The Pledgor further covenants that the Pledgor will have the like title to and right to pledge and grant a security interest in the Collateral hereafter pledged or in which a security interest is granted to the Bank hereunder and will likewise defend the Bank's rights, pledge, and security interest thereof and therein.

     SS.6. REMEDIES.

          (a) If an Event of Default shall have occurred and be continuing, the Bank shall thereafter have the following rights and remedies in addition to the rights and remedies of a secured party under the Uniform Commercial Code of Massachusetts, all such rights and remedies being cumulative, not exclusive, and enforceable alternatively, successively or concurrently, at such time or times as the Bank deems expedient:

               (i) the Bank may give Entitlement Orders, demand, sue for, collect or make any compromise or settlement the Bank deems suitable in respect of any of the Collateral;

               (ii) the Bank may sell, resell, assign or deliver or otherwise dispose of any or all of the Collateral, for cash or credit or both and upon such terms at such place or places, at such time or times and to such entities or other persons as the Bank thinks expedient, all without demand for performance by the Pledgor or any notice or advertisement whatsoever except as expressly provided herein or as may otherwise be required by law;

               (iii) the Bank may cause all or any part of the Collateral to be transferred into its name or the name of its nominee or nominees and, for such purpose, without limitation upon any other rights or remedies available to the Bank, may give instructions to such effect to any issuer of any of the Collateral or any broker or other financial intermediary or book-entry custodian in possession of any of the Collateral or upon whose books any of the Collateral is then registered; and

               (iv) the Bank may set off or otherwise apply against any of the Obligations any and all sums deposited with it or held by it, in deposit accounts.

          (b) In the event of any disposition of any of the Collateral as provided in clause (ii) of ss.6(a), the Bank shall give to the Pledgor at least ten (10) Business Days' prior written notice of the time and place of any public sale of such Collateral or of the time after which any private sale or any other intended disposition is to be made. The Pledgor hereby acknowledges that ten
(10) Business Days' prior written notice of such sale or other disposition shall be reasonable notice. The Bank may enforce its rights hereunder without any other notice and without compliance with any other condition precedent now or hereunder imposed by statute, rule of law or otherwise (all of which are hereby expressly waived by the Pledgor, to the fullest extent permitted by law). The Bank may buy any part or all of the Collateral at any public sale and if any part or all of the Collateral is of a type customarily sold in a recognized market or is of the type which is the subject of widely-distributed standard price quotations, the Bank may buy at private sale and may make payments thereof by any means.

     (c) The Bank may apply the cash proceeds actually received from any sale or other disposition or collection of any of the Collateral to the reasonable expenses of retaking, holding, preparing for sale, selling and the like, including breakage costs or early withdrawal penalties relating to any time deposits or certificates of deposit, to reasonable attorneys' fees, travel and all other reasonable expenses which may be incurred by the Bank in attempting to collect any of the Obligations or to enforce this Pledge Agreement or in the prosecution or defense of any action or proceeding related to the subject matter of this Pledge Agreement, and then to the Obligations in such order or preference as the Bank may determine after proper allowance for any Obligations not then due. Only after such applications and the Obligations have been paid in full in cash, and after payment by the Bank of any amount required by ss.9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts, need the Bank account to the Pledgor for any surplus.

     SS.7. MARSHALLING. The Bank shall not be required to marshal any present or future collateral security for (including but not limited to this Pledge Agreement and the Collateral), or other assurances of payment of, the Obligations or any of them, or to resort to such collateral security or other assurances of payment in any particular order. All of the Bank's rights and remedies hereunder and in respect of such security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that the Pledgor lawfully may, the Pledgor hereby agrees that the Pledgor will not invoke any law relating to the marshalling of collateral that might cause delay in or impede the enforcement of the Bank's rights under this Pledge Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and to the extent that it lawfully may the Pledgor hereby irrevocably waives the benefits of all such laws.

     SS.8. PLEDGOR'S OBLIGATIONS NOT AFFECTED. The obligations of the Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any exercise or nonexercise, or any waiver, by the Bank of any right, remedy, power or privilege under or in respect of any of the Obligations or any collateral security therefor (including this Pledge Agreement); (b) any amendment to or modification of the Loan Agreement, any of the Loan Documents (as defined in the Loan Agreement) or any of the Obligations;
(c) any amendment to or modification of any instrument (other than this Pledge Agreement) securing any of the Obligations; or (d) the taking of additional security for, or any other assurances of payment of, any of the Obligations or the release or discharge or termination of any security or other assurances of payment or performance for any of the Obligations or the liability of the Borrower therefor; whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

     SS.9. TRANSFER, ETC. BY PLEDGOR. Except as provided in ss.5, without the prior written consent of the Bank, the Pledgor will not sell, assign, transfer or otherwise dispose of, grant any option with respect to, or pledge or grant any security interest in or otherwise encumber any of the Collateral or any interest therein, except for Permitted Liens.

     SS.10. FURTHER ASSURANCES. The Pledgor will do all such acts, and will furnish to the Bank all such financing statements, certificates, legal opinions and other documents and will obtain all such governmental consents and corporate or other approvals and will do or cause to be done all such other things as the Bank may reasonably request from time to time in order to give full effect to this Pledge Agreement and to secure, preserve and protect the rights of the Bank hereunder, all without any cost or expense to the Bank. If the Bank so elects, a photocopy of this Pledge Agreement may at any time and from time to time be transmitted to any issuer of any of the Collateral or any broker or other securities intermediary or book-entry custodian in possession of any of the Collateral or on whose books any of the Collateral is registered or be filed by the Bank as a financing statement in any recording office in any jurisdiction.

     SS.11. BANK'S EXONERATION. Under no circumstances shall the Bank be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Collateral of any nature or kind or any matter or proceedings arising out of or relating thereto. The Bank shall not be required to take any action of any kind to collect, preserve or protect its or the Pledgor's rights in any of the Collateral or against other parties thereto. The Bank's prior recourse to any part or all of the Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of any of the Obligations.

     SS.12. NO WAIVER, ETC. Neither this Pledge Agreement nor any term hereof may be changed, waived, discharged or terminated except by a written instrument expressly referring to this Pledge Agreement and to the provisions so modified or limited, and executed by the party to be charged. No act, failure or delay by the Bank shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by the Bank of any default or right or remedy that it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion. The Pledgor hereby waives acceptance and notice of acceptance of this Pledge Agreement and presentment, notice of dishonor and protest of all instruments, included in or evidencing any of the Obligations or any of the Collateral, and any and all other notices and demands whatsoever (except as expressly provided in the Loan Agreement).

     SS.13. NOTICE, ETC. All notices, requests and other communications hereunder shall be made in the manner set forth in the Loan Agreement.

     SS.14. TERMINATION. Upon final payment and performance in full in cash of all of the Obligations, this Pledge Agreement shall terminate and the Bank shall, at the Pledgor's request and expense, return such Collateral in the possession or control of the Bank as has not theretofore been disposed of pursuant to the provisions hereof, together with any moneys and other property at the time held by the Bank hereunder.

     SS.15. OVERDUE AMOUNTS. Until paid, all amounts due and payable by the Pledgor hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate of interest set forth in ss. 1.4(e) of the Loan Agreement.

     SS.16. GOVERNING LAW; CONSENT TO JURISDICTIONS. THIS PLEDGE AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS. The Pledgor irrevocably submits to the non-exclusive jurisdiction of any Massachusetts court or any federal court sitting within The Commonwealth of Massachusetts over any suit, action or proceeding arising out of or relating to this Pledge Agreement. The Pledgor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. The Pledgor agrees that final judgment in any such suit, action or proceeding brought in such a court shall be enforced in any court of proper jurisdiction by a suit upon such judgment, provided that service of process in such action, suit or proceeding shall have been effected upon the Pledgor as permitted by law.

     SS.17. WAIVER OF JURY TRIAL. THE PLEDGOR AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY MUTUALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS PLEDGE AGREEMENT OR ANY OTHER LOAN DOCUMENTS OR OUT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ENTER INTO THIS PLEDGE AGREEMENT AND TO MAKE LOANS AS CONTEMPLATED IN THE LOAN AGREEMENT. Except as prohibited by law, the Pledgor waives any right which the Pledgor may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Pledgor (a) certifies that neither the Bank nor any representative, agent or attorney of the Bank has represented, expressly or otherwise, that the Bank would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that, in entering into the Loan Agreement, the Bank is relying upon, among other things, the waivers and certifications contained in this ss.17.

     SS.18. MISCELLANEOUS. The headings of each section of this Pledge Agreement are for convenience only and shall noT define or limit the provisions thereof. This Pledge Agreement and all rights and obligations hereunder shall be binding upon the Pledgor and the Pledgor's respective heirs, representatives, successors and assigns, and shall inure to the benefit of the Bank and its successors and assigns. If any term of this Pledge Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall be in no way affected thereby, and this Pledge Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein.

     IN WITNESS WHEREOF, intending to be legally bound, the Pledgor and the Bank have caused this Pledge Agreement to be executed as of the date first above written.


                                       ASPECT MEDICAL SYSTEMS, INC.

                                       By: /s/ J. Neal Armstrong
                                           -------------------------------------
                                           J. Neal Armstrong, Vice President,
                                           Chief Financial Officer and Treasurer

                                       FLEET NATIONAL BANK


                                       By: /s/ Li-Mei Wong
                                           -------------------------------------
                                           Li-Mei Wong, Vice President

                                   SCHEDULE A

         ----------------------------------------------------------------------------------------
                            TYPES OF INVESTMENT PROPERTY                               PERCENTAGE
         ----------------------------------------------------------------------------------------
         U.S. Treasury Obligations (bills, notes and bonds)                               90%
         ----------------------------------------------------------------------------------------
         Investment Grade Commercial Paper                                                80%
         ----------------------------------------------------------------------------------------
         Federal Government or Quasi-Government Agency Securities, to                     80%
         include those issued by GNMA, FNMA, or FHLMC
         ----------------------------------------------------------------------------------------
         Municipal Bonds                                                                  80%
         ----------------------------------------------------------------------------------------
         Investment Grade Bonds (Moody's Aaa down through Baa3; S&P AAA                   70%
         down through down through BBB-)
         ----------------------------------------------------------------------------------------
         All other Investment Property                                                     0%
         ----------------------------------------------------------------------------------------

                                 PROMISSORY NOTE


$5,000,000.00                                              Boston, Massachusetts
                                                                    May 16, 2001


     FOR VALUE RECEIVED, ASPECT MEDICAL SYSTEMS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of FLEET NATIONAL BANK (the "Bank") the principal amount of Five Million ($5,000,000.00) Dollars or such portion thereof as may be advanced by the Bank pursuant to ss.1.2 of that certain letter agreement of even date herewitH between the Bank and the Borrower (the "Loan Agreement") and remains outstanding from time to time hereunder ("Principal"), with interest, at the rate hereinafter set forth, on the unpaid Principal balance, from the date hereof until payment in full of all Principal and interest hereunder.

     Interest on all unpaid Principal shall be due and payable monthly in arrears, on the first day of each month, commencing on the first such date after the advance of any Principal and continuing on the first day of each month thereafter and on the date of payment of this note in full, at a fluctuating rate per annum (computed on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed) which shall at all times (except as described in the next sentence) be equal to the Alternate Base Rate (as defined below), as in effect from time to time (but in no event in excess of the maximum rate permitted by then applicable law), with a change in the aforesaid rate of interest to become effective on the same day on which any change in the Alternate Base Rate is effective; provided, however, that if all or any portion of outstanding Principal is represented by a LIBOR Loan (as defined in the Loan Agreement) for any Interest Period (as defined in the Loan Agreement), then interest for such Interest Period on such LIBOR Loan shall be payable at a rate per annum equal to the sum of (x) the applicable LIBOR Rate (determined as provided in the Loan Agreement), PLUS (y) the LIBOR Rate Increment (as defined in the Loan Agreement) then in effect, on the Interest Payment Date (as defined in the Loan Agreement) applicable to such Interest Period. After the occurrence and during the continuance of any Event of Default, interest under this note will, at the option of the Bank, accrue and be payable at a fluctuating rate per annum which at all times shall be equal to the sum of (i) four (4%) percent per annum PLUS (ii) the Prime Rate (but in no event in excess of the maximum rate permitted by then applicable law). As used herein, "Alternate Base Rate" and "Prime Rate" shall have the meanings given such terms in the Loan Agreement. If the entire amount of any required Principal and/or interest is not paid within ten (10) days after the same is due, the Borrower shall pay to the Bank a late fee equal to five percent (5%) of the required payment; provided, that such late fee shall not apply to any amount whose maturity shall have been accelerated or to the principal balance of this note outstanding as of the Expiration Date (as defined in the Loan Agreement).

     All outstanding Principal and all interest accrued thereon shall be due and payable in full on the first to occur of: (i) an acceleration under ss.5.2(b) of the Loan Agreement or (ii) the Expiration Date. The Borrower may at any time and from time to time prepay all or any portion of said Principal, without premium or penalty, but, as to LIBOR Loans, only at the times and in the manner, and with the yield maintenance fee (if any), provided for in the Loan Agreement. Under certain circumstances set forth in the Loan Agreement, prepayments of Principal may be required.

     Payments of both Principal and interest shall be made, in lawful money of the United States in immediately available funds, at the office of the Bank located at 100 Federal Street, Boston, MA 02110, or at such other address as the Bank may from time to time designate.

     The undersigned Borrower irrevocably authorizes the Bank to make or cause to be made, on a schedule attached to this note or on the books of the Bank, at or following the time of making any Revolving Loan (as defined in the Loan Agreement) and of receiving any payment of Principal, an appropriate notation reflecting such transaction and the then aggregate unpaid balance of Principal. Failure of the Bank to make any such notation shall not, however, affect any obligation of the Borrower hereunder or under the Loan Agreement. The unpaid Principal amount of this note, as recorded by the Bank from time to time on such schedule or on such books, shall constitute presumptive evidence of the aggregate unpaid principal amount of the Revolving Loans.

     The Borrower hereby (a) waives notice of and consents to any and all advances, settlements, compromises, favors and indulgences (including, without limitation, any extension or postponement of the time for payment), any and all receipts, substitutions, additions, exchanges and releases of collateral, and any and all additions, substitutions and releases of any person primarily or secondarily liable, (b) waives presentment, demand, notice, protest and all other demands and notices generally in connection with the delivery, acceptance, performance, default or enforcement of or under this note, and (c) agrees to pay all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees, incurred or paid by the Bank in enforcing this note and any collateral or security therefor, all whether or not litigation is commenced.

     This note is the Revolving Note referred to in the Loan Agreement. This note is secured by, and is entitled to the benefits of, the Pledge Agreement (as defined in the Loan Agreement). This note is subject to prepayment (with a yield maintenance fee consequent thereon in certain cases, as more fully described in the Loan Agreement) as set forth in the Loan Agreement and in the Pledge Agreement. The maturity of this note may be accelerated upon the occurrence of an Event of Default, as provided in the Loan Agreement.

     THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED ON THIS NOTE OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY RELATED DOCUMENTS OR OUT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PERSON. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ACCEPT THIS NOTE AND TO MAKE LOANS AS CONTEMPLATED IN THE LOAN AGREEMENT.

     Executed, as an instrument under seal, as of the day and year first above written.

                                        ASPECT MEDICAL SYSTEMS, INC.


/s/ Robert Solomon                      By: /s/ J. Neal Armstrong
--------------------------                  ------------------------------------
WITNESS                                     J. Neal Armstrong,
                                            Vice President, Chief Financial
                                            Officer and Treasurer


                                      -3-